UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

HOOKER FURNISHINGS CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number,
		including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2025, Hooker Furnishings Corporation (the “Company”) terminated Anne J. Smith, Chief Administration Officer, effective October 31, 2025. Ms. Smith will receive severance benefits consistent with the “without cause” termination provisions disclosed in the Company’s Proxy Statement filed on Schedule 14A on May 3, 2025.

“Hooker Furnishings is taking decisive steps to return the business to profitability. We are making this change as part of a broader cost savings initiative aimed at reducing fixed costs by $25 million or 25%. Our cost-reduction and growth initiatives are positioning the Company to maintain resilience in today’s challenging environment, and to strategically capture growth when demand returns,” said Jeremy R. Hoff, CEO of Hooker Furnishings Corporation.

“Anne has been an integral part of Hooker for over seventeen years and has served in key roles during her tenure. She joined the Company as Director of Human Resources in 2008, was named Chief Administration Officer in 2018 as well as serving in other key management roles during her career. Following her departure, Anne has shared that she plans to retire. We thank Anne for her leadership, friendship and dedicated service and wish her the very best in a well-deserved retirement,” Hoff concluded.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION

	By:	/s/ C. Earl Armstrong III
C. Earl Armstrong III
Chief Financial Officer and
Senior Vice-President – Finance

Date: October 1, 2025

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